Exhibit 99.1

eFunds Reports Second Quarter 2004 Results
Net Revenue of $140.7 Million; Earnings of $0.19 Per Diluted Share

Scottsdale, ARIZONA, August 4, 2004 — eFunds Corporation (NYSE: EFD), a leading provider of risk management, electronic payments, ATM and global outsourcing solutions, today reported its financial results for the three and six months ended June 30, 2004. Net income for the second quarter of 2004 was $9.4 million, or $0.19 per diluted share, compared with net income of $5.1 million, or $0.11 per diluted share, reported in the second quarter of 2003. Reported operating income increased to $12.9 million, or 9.2 percent of net revenue, as compared to operating income of $6.9 million, or 5.2 percent of net revenue, reported in the second quarter of 2003. Net revenue for the second quarter of 2004 increased 5.8 percent to $140.7 million, as compared to net revenue of $133.0 million recorded in the second quarter of 2003.

For the six months ended June 30, 2004, eFunds reported net income of $18.8 million, or $0.38 per diluted share, compared with net income of $9.7 million, or $0.21 per diluted share, reported in the first six months of 2003. Reported operating income for the first half of 2004 was $26.9 million, or 9.6 percent of net revenue, as compared to $13.5 million, or 5.1 percent of net revenue, for the same period in the prior year. Net revenue increased 6.9 percent to $281.6 million as compared to $263.5 million reported in the first six months of 2003. Results for the second quarter and six months ended June 30, 2004 included restructuring and contract loss charges of $1.3 million.

As of June 30, 2004, the Company had $174.9 million in cash and cash equivalents. The major components of cash outflows during the quarter included approximately $7 million for capital expenditures and $5 million for the previously announced acquisitions of Penley, Inc. and Loss Control Solutions.

“We are pleased with our second quarter results, particularly the strong revenue growth shown by our Electronic Payments and Risk Management businesses and the improved profitability resulting from our ongoing cost reduction efforts,” said Paul F. Walsh, Chairman and Chief Executive Officer. “Our Electronic Payments segment posted revenue growth of 14 percent in the second quarter, primarily due to higher EFT processing volumes, and our Risk Management business achieved 9 percent revenue growth and generated significantly higher income in the second quarter, primarily due to continued demand for our new account opening services and reductions in operating costs.”

“We are also very pleased with the margin improvements shown by our Global Outsourcing business during the second quarter primarily as a result of increased productivity and capacity utilization. The results of our ATM business were consistent with our expectations. Overall, we are very pleased that we have been able to improve our financial results, balance sheet and cash flows at a time when we are making increased investments in our businesses,” Walsh said.

Forward-Looking Statements

The Company reconfirmed its previous outlook that net revenues for the full year 2004 will increase approximately 5 to 10 percent over the net revenues recorded in 2003 of $532.1 million. Additionally, the Company expects full year diluted earnings per share to increase 25 to 30 percent in 2004 over the diluted earnings per share of $0.61 reported in 2003. The Company expects to generate operating cash flows in 2004 in line with the level achieved in 2003.

Conference Call

eFunds will hold a one-hour conference call today at 10:00 AM EDT to discuss the Company’s second quarter financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939.) The call will also be broadcast on the Company’s website at www.efunds.com under “Investor Relations.” Interested parties are encouraged to click on the webcast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:

A replay of the conference call will be available beginning two hours after the call’s completion and will play through midnight EDT on August 18, 2004. You may access the replay by dialing 800-642-1687 (International callers dial 706-645-9291) and entering the Conference ID number 8471573. Additionally, you may replay the conference call via eFunds’ website at www.efunds.com.

About eFunds

eFunds Corporation (NYSE: EFD) is an industry leader with nearly 30 years of experience and expertise in electronic payments. eFunds provides electronic transaction software and processing solutions, ATM solutions, risk management and global outsourcing solutions to financial institutions, electronic funds transfer networks, government agencies and retailers around the world.

Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. eFunds is one of the largest third-party processors of electronic funds transfers (EFT), one of the largest ATM deployers in North America, and is the provider of the world’s largest debit database. www.eFunds.com.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2004.

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eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,
(in thousands, except per share amounts)	2004		2003
Net revenue	$140,712	100.0%	$132,956	100.0%

Operating expenses
Processing, communication and service costs	56,661	40.3%	59,939	45.1%
Employee costs	47,787	33.9%	45,084	33.9%
Depreciation and amortization	9,027	6.4%	8,834	6.6%
Other operating costs	13,108	9.3%	12,185	9.2%
Restructuring and provision for contract loss charges	1,253	0.9%	—	0.0%

Total operating expenses	127,836	90.8%	126,042	94.8%

Income from operations	12,876	9.2%	6,914	5.2%
Other income — net	585	0.4%	616	0.5%

Income before income taxes	13,461	9.6%	7,530	5.7%
Provision for income taxes	(4,038)	-2.9%	(2,417)	-1.9%

Net income	$9,423	6.7%	$5,113	3.8%

Shares outstanding
Basic	47,886		46,754

Diluted	49,268		47,031

Earnings per share
Basic	$0.20		$0.11

Diluted	$0.19		$0.11

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
(in thousands, except per share amounts)	2004		2003
Net revenue	$281,598	100.0%	$263,484	100.0%

Operating expenses
Processing, communication and service costs	115,331	40.9%	115,645	43.9%
Employee costs	96,729	34.4%	92,013	34.9%
Depreciation and amortization	17,956	6.4%	17,623	6.7%
Other operating costs	23,431	8.3%	24,712	9.4%
Restructuring and provision for contract loss charges	1,253	0.4%	—	0.0%

Total operating expenses	254,700	90.4%	249,993	94.9%

Income from operations	26,898	9.6%	13,491	5.1%
Other (expense) income — net	(39)	-0.1%	860	0.3%

Income before income taxes	26,859	9.5%	14,351	5.4%
Provision for income taxes	(8,057)	-2.8%	(4,606)	-1.7%

Net income	$18,802	6.7%	$9,745	3.7%

Shares outstanding
Basic	47,786		46,729

Diluted	49,192		46,876

Earnings per share
Basic	$0.39		$0.21

Diluted	$0.38		$0.21

eFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(in thousands)	2004	2003
Current assets:
Cash and cash equivalents	$174,942	$158,106
Deposits subject to compensating balance arrangements	1,695	472
Restricted custodial cash	3,296	4,168
Accounts receivable — net	70,958	63,841
Other current assets	24,197	29,722

Total current assets	275,088	256,309

Property and equipment — net	52,065	49,629
Long-term investments	2,736	3,243
Intangibles-net and other non-current assets	203,994	203,156

Total assets	$533,883	$512,337

Current liabilities:
Accounts payable	$25,718	$26,585
Accrued liabilities	57,466	59,546
Accrued contract losses	1,701	1,890
Long-term debt due within one year	2,264	5,586

Total current liabilities	87,149	93,607

Long-term debt	3,692	1,667
Other long-term liabilities	13,151	15,401

Total liabilities	103,992	110,675

Stockholders’ equity:
Common stock	480	473
Additional paid-in capital	428,031	418,496
Retained earnings (accumulated deficit)	1,215	(17,587)
Accumulated other comprehensive gain	165	280

Stockholders’ equity	429,891	401,662

Total liabilities and stockholders’ equity	$533,883	$512,337

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
(in thousands)	2004	2003
Cash flows from operating activities:
Net income	$18,802	$9,745
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,488	7,380
Amortization of intangibles	11,468	10,243
Loss on impairment or disposals of assets	336	340
Provision for contract loss	501	—
Changes in assets and liabilities
Restricted custodial cash	872	742
Accounts receivable	(6,834)	(506)
Accounts payable	(977)	(8,416)
Other assets and liabilities	150	16,796

Net cash provided by operating activities	30,806	36,324

Cash flows from investing activities:
Capital expenditures	(11,423)	(8,950)
Acquisitions	(6,079)	—
Proceeds from sale of property and equipment	—	11,938
Other	(508)	(2,218)

Net cash (used in) provided by investing activities	(18,010)	770

Cash flows from financing activities:
Payments on long-term debt	(4,185)	(922)
Issuance of common stock	8,225	619

Net cash provided by (used in) financing activities	4,040	(303)

Net increase in cash and cash equivalents	16,836	36,791
Cash and cash equivalents at beginning of period	158,106	119,487

Cash and cash equivalents at end of period	$174,942	$156,278

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	June 30,		Change
(in thousands)	2004	2003	$	%
Net revenue:
Electronic payments	$51,719	$45,200	6,519	14%
Risk management	35,033	32,024	3,009	9%
ATM management	34,573	36,346	(1,773)	-5%
Global outsourcing	19,387	19,386	1	0%

Total net revenue	140,712	132,956	7,756	6%

Operating expenses:
Processing, employee and other costs -
Electronic payments	40,383	34,339	6,044	18%
Risk management	20,273	22,990	(2,717)	-12%
ATM management	32,000	34,060	(2,060)	-6%
Global outsourcing	14,639	16,814	(2,175)	-13%

Total processing, employee and other costs	107,295	108,203	(908)	-1%

Allocated overhead -
Electronic payments	2,771	1,593	1,178	74%
Risk management	2,324	2,476	(152)	-6%
ATM management	2,118	1,629	489	30%
Global outsourcing	1,659	1,824	(165)	-9%
Corporate	10,416	10,317	99	1%

Total allocated overhead	19,288	17,839	1,449	8%

Restructuring and provision for contract loss charges -
Electronic payments	1,178	—	1,178
Risk management	(8)	—	(8)
ATM management	9	—	9
Global outsourcing	41	—	41
Corporate	33	—	33

Restructuring and provision for contract loss charges	1,253	—	1,253

Income (loss) from operations:
Electronic payments	7,387	9,268	(1,881)	-20%
Risk management	12,444	6,558	5,886	90%
ATM management	446	657	(211)	-32%
Global outsourcing	3,048	748	2,300	307%
Corporate	(10,449)	(10,317)	(132)	-1%

Total income from operations	$12,876	$6,914	5,962	86%

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Six Months Ended
	June 30,		Change
(in thousands)	2004	2003	$	%
Net revenue:
Electronic payments	$101,402	$88,267	13,135	15%
Risk management	70,157	64,024	6,133	10%
ATM management	69,733	70,173	(440)	-1%
Global outsourcing	40,306	41,020	(714)	-2%

Total net revenue	281,598	263,484	18,114	7%

Operating expenses:
Processing, employee and other costs -
Electronic payments	79,238	66,378	12,860	19%
Risk management	41,227	45,746	(4,519)	-10%
ATM management	64,784	66,106	(1,322)	-2%
Global outsourcing	29,843	34,653	(4,810)	-14%

Total processing, employee and other costs	215,092	212,883	2,209	1%

Allocated overhead -
Electronic payments	5,571	3,495	2,076	59%
Risk management	4,721	5,249	(528)	-10%
ATM management	4,220	3,848	372	10%
Global outsourcing	3,332	4,199	(867)	-21%
Corporate	20,511	20,319	192	1%

Total allocated overhead	38,355	37,110	1,245	3%

Restructuring and provision for contract loss charges -
Electronic payments	1,178	—	1,178
Risk management	(8)	—	(8)
ATM management	9	—	9
Global outsourcing	41	—	41
Corporate	33	—	33

Restructuring and provision for contract loss charges	1,253	—	1,253

Income (loss) from operations:
Electronic payments	15,415	18,394	(2,979)	-16%
Risk management	24,217	13,029	11,188	86%
ATM management	720	219	501	229%
Global outsourcing	7,090	2,168	4,922	227%
Corporate	(20,544)	(20,319)	(225)	-1%

Total income from operations	$26,898	$13,491	13,407	99%

eFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2004	2003	% Change	2004	2003	% Change
Electronic Payments
EFT processing	$28.6	$24.4	17%	$54.2	$49.4	10%
Government services (EBT)	14.1	12.7	11%	28.7	23.5	22%
Software sales	9.0	8.1	11%	18.5	15.4	20%

	$51.7	$45.2	14%	$101.4	$88.3	15%

Risk Management
Financial Institution products	$30.3	$26.5	14%	$60.9	$52.9	15%
Retail products	4.7	5.5	-15%	9.3	11.1	-16%

	$35.0	$32.0	9%	$70.2	$64.0	10%

Global Outsourcing
BPO(1)	$12.9	$9.4	37%	$26.0	$19.6	33%
IT services	6.5	10.0	-35%	14.3	21.4	-33%

	$19.4	$19.4	0%	$40.3	$41.0	-2%

ATM Management	$34.6	$36.3	-5%	$69.7	$70.2	-1%

(1)	Excludes intercompany revenues.